EXHIBIT 5
                         HAYNSWORTH SINKLER BOYD, P.A.
                        ATTORNEYS AND COUNSELORS AT LAW
                          1201 MAIN STREET, 22ND FLOOR
                                  (29201-3226)
                       POST OFFICE BOX 11889 (29211-1889)
                 COLUMBIA, SOUTH CAROLINA TELEPHONE 803.779.3080
                             FACSIMILE 803.765.1243
                           WEBSITE www.hsblawfirm.com


                                  June 28, 2010

Southcoast Financial Corporation
530 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464

Gentlemen:

          In connection with the registration under the Securities Act of 1933 (the "Act") of the issuance of 200,000 shares of the common stock (the "Common Stock") of Southcoast Financial Corporation, a South Carolina corporation (the "Company"), pursuant to the Southcoast Financial Corporation 2010 Employee Stock Purchase Plan, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination it is our opinion that the Common Stock, when issued upon the terms and conditions set forth in the Registration Statement filed by the Company in connection with the registration of the Common Stock and in the documents to be delivered to participants pursuant to 17 C.F.R. 428(b)(1), and upon receipt of the consideration therefor, will be legally issued, fully paid and nonassessable.

          We consent to be named in the Registration Statement as attorneys who will pass upon certain legal matters in connection with the offering described in the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                          Very truly yours,

                                          s/Haynsworth Sinkler Boyd, P.A.

                                          Haynsworth Sinkler Boyd, P.A.